UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2016

_______________

DIGITAL POWER CORPORATION

 (Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 9, 2016, Digital Power Corporation (the "Company") received notice from the NYSE MKT LLC that it has been granted a listing extension until June 19, 2017 on the basis of the plan submitted by the Company to regain compliance with listing standards. Specifically, the Company has shown how it plans to regain compliance with Section 1003(a)(iii) of the NYSE MKT continued listings standards with the objective to have stockholders’ equity be $4.0 million or more. The Company will be subject to periodic review by NYSE MKT staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE MKT.

Item. 7.01 Regulation FD Disclosure.

On March 14, 2016, Digital Power Corporation issued a press release announcing that the NYSE MKT had granted an extension until June 19, 2017 to regain compliance with NYSE MKT listing standards.  A copy of the Company’s press release is being furnished herewith as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Digital Power Corporation. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Digital Power Corporation Announces Acceptance of Plan and Extension of Compliance Period by NYSE” dated March 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

/s/ /s/ Amos Kohn
By: Amos Kohn
Title: President & Chief Executive Officer

Dated: March 14, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “Digital Power Corporation Announces Acceptance of Plan and Extension of Compliance Period by NYSE” dated March 14, 2016.

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